Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-160114) of Teléfonos de México, S.A.B. de C.V. and in the related Prospectus of our report dated March 23, 2010, with respect to the consolidated financial statements of Teléfonos de México, S.A.B. de C.V. and subsidiaries, included in this Report of Foreign Private Issuer (Form 6-K) of Teléfonos de México, S.A.B. de C.V., dated March 23, 2010.

Mancera, S.C.
A Member Practice of
Ernst & Young Global

/s/ C.P.C. David Sitt Cofradía
C.P.C. David Sitt Cofradía

Mexico City, Mexico

March 23, 2010